As filed with the Securities and Exchange Commission on January 25, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2006

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 25, 2006, the Company announced its financial results for the quarter and year ended December 31, 2005. A copy of the press release, dated January 25, 2006, is attached and filed herewith as Exhibit 99.1. This information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

In addition to the disclosure of financial results for the quarter and year ended December 31, 2004 and 2005 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release also included non-GAAP (pro forma) net income and diluted earnings per share (EPS) figures for the quarter and year ended December 31, 2004 that excluded certain write-offs, impairment charges and capital gains, as well as certain financial guidance for the first quarter of 2006 and fiscal 2006 that excluded the expenses associated with the application of Statement of Financial Accounting Standards (“SFAS”)123(R).

The Company believes that the pro forma presentation in the press release is useful to investors in analyzing the results for the quarter and year ended December 31, 2004 and 2005 because the pro forma presentation excluded items that management does not consider meaningful for purposes of analyzing the Company’s core operating results and making budget-planning decisions. In addition, the Company has historically reported pro forma net income and diluted EPS measures to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial reporting. Furthermore, the Company believes that as it begins to apply SFAS 123(R), it is useful to investors to understand how such expenses are reflected on the Company’s statements of income.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

c. Exhibits

Exhibit No.	Description

99.1	Press Release of DSP Group, Inc., dated January 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: January 25, 2006	By:	/s/ Moshe Zelnik
Moshe Zelnik
Vice President, Finance, Chief Financial Officer and Secretary

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